Exhibit 99.1

ADTRAN Holdings announces preliminary results for the third quarter of 2023

Huntsville, Alabama, USA. – October 16, 2023 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced certain preliminary unaudited financial results for the quarter ended September 30, 2023. All results in this release are approximate due to the preliminary nature of the announcement. For the third quarter, preliminary revenue was $272.3 million as compared to the Company’s prior guidance range of $275 million to $305 million. The resulting preliminary GAAP operating margin for the third quarter was -30.2%, and it was impacted by certain one-time adjustments that are outlined below. Preliminary non-GAAP operating margin for the third quarter was -1.9%, which is at the upper end of the Company’s guidance.

Total customer count continued to grow in the third quarter of 2023. However, management believes that customers will manage their inventories conservatively and adjust their capital expenditure budgets in the fourth quarter in response to the changed economic environment.

ADTRAN Holdings’ Chairman and Chief Executive Officer, Tom Stanton, stated, “While revenue and GAAP operating margin continue to be challenging as customers remain focused on reducing inventory levels and managing capital expenses, our Q3 non-GAAP operating margin was at the upper end of our guidance, helped by the planned reduction in our operating expenses and improved non-GAAP gross margins. Additionally, the strengthened U.S. dollar had a negative impact on revenue generated outside of the U.S. Moving forward through the end of this year, we will continue to focus on aligning our operating model to reflect the current environment. Finally, during the third quarter, ADTRAN continued to add new customers in both Europe and the U.S., further strengthening our market share position and, with our broad portfolio and geographic reach, uniquely positioning us to benefit from what we anticipate to be a return to normalized spending.”

The final results for the three- and nine-month periods ended September 30, 2023 will be released as planned on November 6, 2023 (Central Time) or November 7, 2023 (Central European Time), respectively.

The information contained in this press release is solely based on unaudited condensed consolidated results. Non-GAAP operating margin (which is calculated as non-GAAP operating loss divided by revenue) is a non-GAAP financial measure. A reconciliation between GAAP operating loss for the third quarter and non-GAAP operating loss is set forth in the table provided below.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this ad hoc notification which are not historical facts, such as those relating to strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties related to manufacturing and supply chain constraints; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and Adtran Networks SE (“Adtran Networks”), including risks related to the ability to successfully integrate ADTRAN’s and Adtran Networks’ businesses, the disruption of management time from ongoing business operations due to integration efforts following the business combination, and the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; (iii) risks and uncertainties relating to the recent restatement of our previously issued consolidated financial statements and ongoing material weakness in our internal control over financial reporting; (iv) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’

customers; (v) the risk posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as well as its Form 10-Q for the quarter ended June 30, 2023.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the table below is a reconciliation of operating loss as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP operating loss. Such non-GAAP measure excludes acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, and asset and goodwill impairments. This measure is used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of non-GAAP operating loss, when combined with the presentation of the most directly comparable GAAP financial measure, GAAP operating loss, is beneficial to the overall understanding of ongoing operating performance of the Company. This non-GAAP financial measure is not prepared in accordance with, or as an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss

(Unaudited, in millions)

Three Months Ended September 30, 2023
Operating Loss	$(82,125)
Acquisition-related expenses, amortizations, and adjustments (1)	$18,070
Stock-based compensation expense	$3,530
Restructuring expenses (2)	$24,872

Integration expenses (3)	$1,639
Deferred compensation adjustments (4)	$(1,801)
Goodwill impairment (5)	$30,703
Asset impairment	—
Pension adjustments	—
Non-GAAP Operating Loss	$(5,111)

(1)

Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, trade names acquired in connection with business combinations, amortization of inventory fair value adjustments.

(2)

Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include an inventory write down totaling approximately $21 million incurred as a result of the exit from certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be completed in late 2024.

(3)

Includes fees relating to the expansion of internal controls at Adtran Networks SE and the implementation of the DPLTA. Additionally, includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(4)

Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5)	Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

About ADTRAN Holdings, Inc.

ADTRAN Holdings, Inc. is the parent company of ADTRAN, Inc., a wholly owned subsidiary and a leading global provider of open, disaggregated networking and communications solutions. ADTRAN Holdings is also the largest shareholder of ADVA, a European headquartered network innovator that empowers operators to deliver the cloud and mobile services that are vital to today’s society. Find more at Adtran, LinkedIn and Twitter.

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Adtran Holdings, Inc.

www.adtran.com

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